Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File No. 333-286353), Form S-8 (SEC File No. 333-278331) and Form S-8 (SEC File No. 333-288463), of our report dated March 31, 2026, with respect to the consolidated financial statements MASSIMO GROUP, incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2025, and the financial statement schedule of MASSIMO GROUP included herein.

/s/ HHL LLP

HHL LLP

New York

March 31, 2026